Exhibit 99.1

Contact Information:

Elif McDonald

elif.mcdonald@valeant.com

514-856-3855

877-281-6642 (toll free)

Media:

Renée Soto

or

Chris Kittredge/Jared Levy

Sard Verbinnen & Co.

212-687-8080

VALEANT COMPLETES APPROXIMATELY $1.1 BILLION PAY DOWN OF SENIOR SECURED TERM LOANS FROM DIVESTITURES; TO SEEK REFINANCING AND AMENDMENT OF CREDIT AGREEMENT

LAVAL, Quebec, March 6, 2017 – Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) (“Valeant” or the “Company”) today announced that following the successful closure of the skincare products asset sale on March 3, 2017, Valeant has used the net proceeds of the sale to pay down approximately $1.1 billion of its senior secured term loans. This debt repayment further enhances the company’s confidence in meeting its goals, and it is taking this opportunity to refinance and amend additional portions of its outstanding debt to further create operating flexibility.

Valeant is seeking to refinance and amend the Company’s existing credit agreement (the “Credit Agreement”), borrow new Term B loans under the Credit Agreement and issue new secured debt securities (together, the “Refinancing”). The Refinancing is expected to have the effect of extending the maturity date of the revolving facility and the Term B loans that mature prior to 2022, repaying all of the outstanding Term A loans, removing the maintenance covenants from the Term B loans, modifying the maintenance covenants under the revolving facility, modifying certain other provisions of the Credit Agreement and repaying a portion of the Company’s outstanding 6.75% Senior Notes due 2018.

The Refinancing is subject to market and other conditions and is anticipated to close in the first quarter of 2017. However, there can be no assurance that the Company will be able to successfully complete the Refinancing, on the terms described above, or at all.

The debt securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The debt securities will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The debt securities have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, our Refinancing and the details thereof, including the proposed use of proceeds therefrom, the expected timing of the closing of the Refinancing and our ability to close such Refinancing, the planned amendments to our Credit Agreement proposed in connection with such Refinancing, the potential offering debt securities proposed in connection with the Refinancing and the details thereof, the potential extension of the maturity date of the revolving facility and the Term B loans and the other expected effects of the Refinancing. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

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